                                                                     EXHIBIT 4.1


                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     STOCKHOLDERS' AGREEMENT, dated as of the 10th day of May, 1996, by and among Muzak, Inc., a Delaware corporation (the "Corporation"), the Stockholders
                                                -----------
(as hereinafter defined) and the additional parties who may from time to time become parties to this Agreement after the date hereof in accordance with the terms hereof.

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, concurrently herewith, certain of the parties hereto are entering into an Exchange and Transfer Agreement, dated as of May 10, 1996 (the "Exchange
                                                                        --------
Agreement"), pursuant to which the holders of the partnership interests (other
- - - ---------
than the Class C Limited Partners) and certain holders of options for such partnership interests in Muzak Limited Partnership, a Delaware limited partnership (the "Partnership"), have agreed to exchange their interests in the
                  -----------
Partnership with the Corporation for cash and shares of common stock of the Corporation, par value $0.01 ("Common Stock");
                               ------------

     WHEREAS, upon the effective date of the Exchange Agreement, the Stockholders shall own the number of shares of Common Stock as set forth opposite their names on Schedule I hereto;

     WHEREAS, it is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and management of the Corporation; and

     WHEREAS, the Corporation intends to sell to the public, pursuant to an initial registration statement under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of its Common Stock (such sale hereinafter
 --------------
being referred to as the "Offering");
                          --------

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1.  Definitions.  In addition to the terms defined elsewhere
                      -----------
herein, when used herein the following terms shall have the meanings indicated:

          (a) "Affiliate" shall mean, with respect to any Stockholder, (i) any
               ---------
Person who, directly or indirectly, is in control of, is controlled by or is under common control with
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such Stockholder, and (ii) any person who is a director or officer of such
Stockholder or of any Person described in clause (i) above.

          (b) "Agreement" shall mean this Stockholders' Agreement, as the same
               ---------
may be amended from time to time.

          (c) "Audit Committee and Compensation Committee" shall mean such
               ------------------------------------------
committees of the Board of Directors as constituted in accordance with the Corporation's By-Laws. "Board Committee" or "Committee" shall mean any such
                         ---------------      ---------
committee.

          (d) "By-Laws" shall mean the By-Laws of the Corporation, as amended
               -------
from time to time.

          (e) "Board of Directors" or "Board" shall mean the Board of Directors
               ------------------      -----
of the Corporation.

          (f) "Centre Director" shall have the meaning set forth in Section 2
               ---------------
hereof.

          (g) "Centre Holders" shall mean Centre Partners and MLP Holdings.
               --------------

          (h) "Centre Partners" shall mean Centre Partners L.P.
                ---------------

          (i) "Certificate of Incorporation" shall mean the Certificate of
               ----------------------------
Incorporation of the Corporation dated May 8, 1996, as amended from time to time.

          (j) "Chief Executive Officer" shall mean the person who is at the time
               -----------------------
serving as Chief Executive Officer of the Corporation.

          (k) "Comcast" shall mean Comcast Sound Communications, Inc., a
               -------
Colorado corporation, and Comcast Sound Communications, Inc., an Illinois corporation.

          (l) "Director" shall mean a member of the Board of Directors.
               --------

          (m) "Effective Date" shall mean the Closing Date under the Exchange
               --------------
Agreement.

          (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (o) "Freely Transferable Shares" shall have the meaning set forth in
               --------------------------
Section 6(h) hereof.

          (p) "Hawkins" shall mean John A. Hawkins.
               -------

          (q) "Holder" shall have the meaning set forth in Section 4 hereof.
               ------

          (r) "Independent" shall mean a person other than an officer or
               -----------
employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

          (s) "Management Director" shall have the meaning set forth in Section
               -------------------
2 hereof.

          (t) "Management Investor" shall mean each Stockholder listed on
               -------------------
Schedule I hereto other than the Centre Holders, Comcast and Hawkins.

          (u) "MLP Holdings" means MLP Holdings L.P.
               ------------

          (v) "Person" shall mean a natural person, corporation, partnership,
               ------
estate, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, unincorporated organization or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

          (w) "Public Director" shall have the meaning set forth in Section 2
               ---------------
hereof.

          (x) "Registration Expense" shall mean any and all expenses incident to
               --------------------
a registration pursuant to Sections 4 or 5 hereof, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Shares), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange pursuant to
Section 6(a)(vii), (v) the fees and disbursements of counsel for the Corporation and of its independent public accountants and the fees and disbursements of one counsel for the Centre Holders and any other Holders that are selling stockholders therein, and (vi) the reasonable fees and expenses of any special experts retained by the Corporation in connection with the requested registration; provided, however, that Registration Expenses shall not include
              --------  -------
underwriting discounts and commissions and transfer taxes, if any, with respect to any Shares being sold by any Holder that is a selling stockholder thereunder.

          (y) "Sale of the Corporation" shall mean (i) any transaction or series
               -----------------------
of related transactions (including, without limitation, a merger or consolidation), in which all of the issued and outstanding Shares will be changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing or
(ii) the sale of all or substantially all of the Corporation's assets in one transaction or a series of related transactions.

          (z)  "SEC" shall mean the Securities Exchange Commission.
                ---

                  (aa) "Shares" shall mean the issued and outstanding shares
                        ------
of Common Stock held by the Stockholders upon to the Effective Date and any other shares of Common Stock thereafter acquired by any Stockholder, in each case held from time to time by the Stockholders.

                  (ab) "Stockholders" shall mean Centre Partners and those
                        ------------
Persons listed on Schedule I hereto (as it may be amended from time to time), so long as any such Person owns any Shares.

                  (ac) "Transfer" shall mean (i) the making of any sale,
                        --------
exchange, assignment or gift of, (ii) the granting of any security interest, pledge or other encumbrance in, or (iii) the creation of any voting trust or other agreement or arrangement with respect to the transfer of voting rights in, the Shares, or the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest or possession in or to the Shares.


          SECTION 2.  Election and Removal of Directors.
                      ---------------------------------

          (a) Number of Directors.  Each of the Stockholders agrees to take such
              -------------------
action, including the voting of the Common Shares owned or controlled by such Stockholder, as may be necessary to cause the Corporation to be managed by a Board consisting of six members in accordance with the provisions of this
Section 2.

          (b) Board of Directors.  The Stockholders agree to vote, in accordance
              ------------------
herewith, for a Board of Directors consisting of (i) the Chief Executive Officer of the Corporation (the "Management Director"), (ii) three individuals from time
                         -------------------
to time designated by the Centre Holders (the "Centre Directors") so long as the
                                               ----------------
Centre Holders are the Holders of more than 30% of the issued and outstanding shares of Common Stock; two Centre Directors so long as the Centre Holders are the Holders of less than 30% of the issued and outstanding shares of Common Stock but more than 15% of the issued and outstanding shares of Common Stock; and one Centre Director in the event the Centre Holders are the Holders of less than 15% of the issued and outstanding shares of Common Stock so long as the Centre Holders are the Holders of any Shares, and (iii) two individuals from time to time approved by the Board of Directors who are not Affiliates of the Centre Holders or any other Stockholder and who are Independent (the "Public Directors"). The
                                                       ----------------
Stockholders shall at any time that directors of the Corporation are to be elected take such action as may be necessary to nominate or to cause the Board to nominate and recommend to the Stockholders, as the proposed members of the Board, individuals designated as provided in this Section 2. The failure of the Centre Holders to designate any one or more of the Centre Directors shall not constitute a waiver of this Section.

          (c) Board Committees.  (i)  The Compensation Committee shall consist
              ----------------
of two Centre Directors and one Public Director.

          (ii) The Audit Committee shall consist of two Public Directors and one Centre Director.

          (d) Removal.  (i) The Centre Holders shall be entitled at any time and
              -------
for any reason (or for no reason) to designate any Centre Director for removal as a Director or as a member of a Committee. The Stockholders agree to take such action, and to cause the remaining Directors to take such action, as promptly as practicable after such designation, as is necessary to remove such Director or Committee Member. The Stockholders further agree to take such action, and to cause the Directors to take such action, as is necessary to remove as a Director the Management Director if he or she has ceased to be a full-time employee of the Corporation or any of its subsidiaries as promptly as practicable after such cessation of employment.

          (e) Filling Vacancies.  If at any time a vacancy exists on the Board,
              -----------------
or a vacancy is created on the Board by reason of the death, removal or resignation of any Director, the Stockholders agree (at the request of the Centre Holders with respect to a vacancy to be filled with a Centre Director, and at the request of the Board with respect to a vacancy to be filled with a Public Director or the Management Director) to take such action, and to cause the remaining Directors to take such action, as promptly as practicable after such occurrence, to approve and elect an individual to fill such vacancy, which individual shall be designated for election as a Director (i) by the Centre Holders, if the individual who has ceased to be a Director was a Centre Director, (ii) by the Board if the individual who has ceased to be a Director was a Public Director or the Management Director.

          (f) Covenant to Vote.  Each of the Stockholders shall vote the Shares
              ----------------
owned or controlled by such Stockholder (i) at any annual or special meeting of stockholders of the Corporation called for the purpose of voting on the election or removal of Directors or (ii) by consensual action of stockholders with respect to the election or removal of Directors, in favor of the election or removal of the Directors designated in accordance with this Section 2.

          SECTION 3.  Other Arrangements.  No Stockholder shall grant any proxy
                      ------------------
or enter into or agree to be bound by any voting trust with respect to any Shares nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares that are not bound by this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares, or act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.

          SECTION 4.  Piggy-Back Registration Rights.
                      ------------------------------

          (a) Whenever the Corporation shall propose to file a registration statement under the Securities Act (whether on its own initiative or pursuant to a Centre Holders Registration Request) relating to the public offering of the Common Stock (other than in connection with the Offering and other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Corporation), the Corporation shall on each such occasion (i) give prompt written notice to the Centre Holders and each other Stockholder who is an owner of record of Shares (each a "Holder" and
                                                                    ------
collectively "Holders"), specifying the approximate date on which the
              -------
Corporation proposes to file such registration statement and advising such Holders of their right to have any or all of their Shares included among the securities to be covered thereby and (ii) at the written request of each such Holder given to the Corporation within 15 days after the date upon which the Corporation gave the aforementioned notice, include among the securities covered by such registration statement the number of Shares of each such Holder that shall have been requested be so included (subject, however, to reduction in accordance with Section 6(c) hereof); provided, however, that no Holder other
                                      --------  -------
than the Centre Holders, Comcast and Hawkins may participate in any registration made (A) pursuant to the first Centre Holders Registration Request or (B) pursuant to which Securities are to be sold pursuant to a shelf registration as a result of a Centre Holders Registration Request.

          (b) Nothing in this Section 4 shall create any liability on the part of the Corporation to such Holders if the Corporation or the Centre Holders for any reason should decide not to file a registration statement proposed to be filed under Section 4(a) or to withdraw such registration statement subsequent to its filing in accordance with Section 6(b), regardless of any action whatsoever that the Centre Holders or any other Holder may have taken, whether as a result of the issuance by the Corporation of any notice hereunder or otherwise.

          (c) A request by such Holders to include Shares in a proposed underwritten offering pursuant to Section 4(a) shall not be deemed to be a request for a demand registration pursuant to Section 5.

          SECTION 5.  Demand Registration Rights.
                      --------------------------

          (a) Upon the written request of the Centre Holders that the Corporation effect the registration of all or part of the Centre Holders' Shares (a "Centre Holders Registration Request"), the Corporation shall use its
    -----------------------------------
reasonable best efforts to effect, as promptly as practicable (but in no event later than 120 days after the Corporation receives such request), the registration under the Securities Act of such Shares and any other Shares that may be included therein pursuant to Section 4 and this Section 5, all to the extent necessary to permit disposition of such Shares pursuant to a registered public offering and the Corporation will use its reasonable best efforts to effect such registration using a shelf registration when and if it is qualified to do so on Form S-2 or S-3 or any successor form and if so requested by the Centre Holders; provided, however, that the Corporation shall not be required to
                --------  -------
take any action pursuant to this Section 5:

                    (i) prior to 180 days after the Effective Date;

                   (ii) if prior to the date of such request the Corporation shall have effected three (3) registrations pursuant to this Section 5;

                  (iii) if the Corporation has effected a registration pursuant to this Section 5 within the 90-day period (if at the time the Corporation qualifies to use Form S-3) or 180-day period (in all other cases) immediately preceding such request; or

                   (iv) if the Centre Holders' Shares that the Corporation shall have been requested to register shall have a then current market value of less than $5,000,000, unless such registration request is for all of the Centre Holders' remaining Shares and such registration is pursuant to a registration statement on Form S-2 or S-3 or any successor form;

and provided, further, however, that the Corporation shall be permitted to
    --------  -------  -------
satisfy its obligations under this Section 5(a) by amending (to the extent permitted by applicable law) any registration statement (including any shelf registration) previously filed by the Corporation under the Securities Act so that such registration statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Centre Holders' Shares for which a demand for registration has been made under this Section 5(a) and such additional Shares that may be registered in conjunction therewith pursuant to Section 4 hereof. If the Corporation shall so amend a previously filed registration statement, it shall be deemed to have effected a registration for purposes of this Section 5.

          (b) In connection with any underwritten offering pursuant to a registration statement filed pursuant to a demand made in accordance with
Section 5(a), the Centre Holders shall have the right to select a managing underwriter or underwriters to administer the offering, subject to the consent of the Corporation which may not be unreasonably withheld.


          SECTION 6.  Registration Procedures.
                      -----------------------

          (a) If and whenever the Corporation is required to use its reasonable best efforts to effect or cause the registration of any Shares under the Securities Act as provided in this Agreement, the Corporation shall, as expeditiously as possible and at its expense, take the actions specified in clauses (i) through (xii) below (the Common Shares as to which registration is so requested, including those as to which the Centre Holders requests registration, if applicable, hereinafter being referred to herein as

"Securities" and the Persons whose Securities are included in the registration
 ----------
hereinafter sometimes being referred to as "Selling Stockholders");
                                            --------------------

                    (i) use its reasonable best efforts to effect registration, qualification or compliance under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of such jurisdictions within the United States (such action being herein called a "Filing" or the "Filings") of the
                                        ------          -------
          Securities as each Holder shall reasonably request; provided, however,
                                                              --------  -------
          that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process (other than process in connection with such registration) in any state where it is not subject thereto;

                    (ii) furnish to each Selling Stockholder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), the prospectus in the registration statement filed under the Securities Act (including each preliminary and summary prospectus) in conformity with the requirements of the Securities Act and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Securities covered by the registration statement;

                    (iii) notify each Selling Stockholder, at any time when a prospectus relating to the Securities covered by such registration statement is required to be delivered under the Securities Act, of the Corporation's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any Selling Stockholder, prepare and furnish to such Selling Stockholder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iv) notify each Holder covered by such registration statement at any time;

                           (a) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or and any post-effective amendment, when the same has become effective;

                           (b) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

                           (c) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any order preventing the use of a related prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

                           (d) of the receipt by the Corporation of any written notification of (A) the suspension of the qualification of any of the Shares for sale in any jurisdiction or (B) the initiation (or overt threats) of any proceeding for that purpose); and

                           (e)  if at any time the representations and
                    warranties of the Corporation contemplated by paragraph
                    (ix) below cease to be true and correct;

                    (v) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not to exceed 120 days as any Selling Stockholder shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such registration statement during such period;

                    (vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of twelve months beginning not later than the first day of the Corporation's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (vii) use its reasonable best efforts to cause all Securities covered by such registration statement to be listed on the principal securities exchange or over-the-counter market on which similar equity securities issued by the Corporation are then listed or eligible for listing, if the listing of such Securities is then permitted under the rules of such exchange;

                    (viii) provide a transfer agent and registrar for all Securities covered such registration statement not later than the effective date of such registration statement;

                    (ix) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Corporation, provisions regarding the delivery of opinions of counsel for the Corporation and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of any holder of securities that are to be distributed by such underwriter(s), any or all (as requested by such Selling Stockholder) of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Selling Stockholder);

                    (x) upon receipt of such confidentiality agreements as the Corporation may reasonably request, make available for inspection by any Selling Stockholder and by any attorney, accountant or other agent retained by any such Selling Stockholder, all pertinent financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause all of the Corporation's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Selling Stockholder, attorney, accountant or agent in connection with such registration statement;

                    (xi) permit any Holder of Securities who in the sole judgment, exercised in good faith, of the Board, might be deemed to be a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, that in the judgment of the Board, as aforesaid, should be included; and

                    (xii) in the event of the issuance of any stop order suspending the effectiveness of the registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in the registration statement for sale in any jurisdiction, the Corporation will use all commercially reasonable efforts promptly to obtain its withdrawal.

          (b) Except in connection with a registration to be effected pursuant to a Centre Holders Registration Request under Section 5, the Corporation may, at its election at any time after giving written notice of its intention to effect a registration of Securities and prior to the effective date of the registration statement filed in connection with such registration, if it shall determine for any reason not to register such Securities, give written notice of such determination to each Holder of Securities and thereupon it shall be relieved of its obligation to register any Securities (but not of its obligation to pay Registration Expenses).

          (c) If the Corporation's offering is underwritten, Holders of Securities shall sell such Securities to or through the underwriter or underwriters of the Securities being registered for the account of the Corporation and/or the Centre Holders upon terms generally comparable to the terms applicable to the Corporation and/or the Centre Holders. If any lead underwriter reasonably determines that the number of Securities included in the registration statement exceeds the number (the "Saleable Number") that can be
                                                ---------------
sold in an orderly fashion within a price range acceptable to the Corporation or the Centre Holders, then the number of Securities that the Corporation and the Holders of Securities will be permitted to include in such registration statement will be allocated as follows:

          (i) in the event of a registration initiated by the Corporation, (A) first, all of the securities of the Corporation, (B) second, the difference between the Saleable Number and the number of shares to be included pursuant to clause (A) of this subsection (i) to all of the Securities of Comcast, (C) third, the difference between the Saleable Number and the number of shares to be included pursuant to clauses (A) and (B) of this subsection (i) to all of the Securities of the Centre Holders and Hawkins, allocated pro rata on the basis of the relative number of Securities held by each, and (D) fourth, the difference between the Saleable Number and the number of shares to be included pursuant to clauses (A),
(B) and (C) of this subsection (i) to the Securities of all other Selling Stockholders allocated pro rata on the basis of the relative number of Securities held by each such Selling Stockholder not included pursuant to clauses (i)(A), (B) and (C) of this sentence;

          (ii) in the event of a registration pursuant to a Centre Holders Registration Request, (A) first, all of the Securities of the Comcast, (B) second, the difference between the Saleable Number and the number of shares to be included pursuant to clause (A) of this subsection (ii) to all of the Securities of the Centre Holders and Hawkins, allocated pro rata on the basis of the relative number of Securities held by each, (C) third, the difference between the Saleable Number and the number of Shares to be included pursuant to clauses (A) and (B) of this subsection (ii) to all of the Securities of the Corporation, and (D) fourth, subject to the proviso to Section 4(a), the difference between the Saleable Number and the number of shares to be included pursuant to clauses (A), (B) and (C) of this subsection (ii) to the Securities of all other Selling Stockholders allocated pro rata on the basis of the relative number of Securities held by each such Selling Stockholder not included pursuant to clauses (ii)(A), (B) and (C) of this sentence;

          If as a result of the proration provisions of this Section 6(c), any Holder of Securities is not entitled to include all such Securities in such registration, such Holder may elect to withdraw his request to include any Securities in such registration (a "Withdrawal Election"); provided, however,
                                    -------------------    --------  -------
that a Withdrawal Election shall be irrevocable and a Holder of Securities who has made a Withdrawal Election shall no longer have any right to include any Securities in the registration as to which such Withdrawal Election was made. The number of Securities required to satisfy any underwriters' overallotment option shall be allocated pro rata among the Corporation and all Holders of Securities on the basis of the relative number of Securities otherwise to be included by each of them in the registration.

          (d) If requested in writing by the Corporation or the lead underwriter, if any, of any offering effected pursuant to this Agreement, the Corporation and each Stockholder owning of record more than 1% of the Shares then outstanding (including Shares a Stockholder has the right to acquire upon exercise of Options or otherwise), agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Shares (other than as part of such underwritten public offering) within 7 days before or 120 days after the effective date of a registration statement filed pursuant to this Agreement.

          (e) As a condition to including any Holder's Securities in a registration, the Corporation may require (i) that such Holder furnish to the Corporation such information regarding such Holder and the contemplated distribution of such Holder's Securities as is required to be included in the registration statement, and (ii) that such information be furnished to the Corporation in writing and signed by such Holder and stated to be specifically for use in the related registration statement, prospectus, offering circular or other document incident thereto. Except for the foregoing and as otherwise provided by Section 8, Holders of Securities shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters as a condition to the inclusion of such Securities in a registration.

          (f) Each Selling Stockholder shall, upon receipt of any notice from the Corporation pursuant to Section 6(a)(iii), forthwith discontinue disposition of Securities pursuant to the registration statement covering such Securities until such Selling Stockholder shall receive copies of the supplemented or amended prospectus contemplated by Section 6(a)(iii) and, if so directed by the Corporation, such Selling Stockholder shall deliver to the Corporation (at the Corporation's expense) all copies other than permanent file copies then in such Selling Stockholder's possession, of the prospectus covering such Securities that was in effect prior to such amendment or supplement. In the event the Corporation shall give any such notice, the period set forth in Section 6(a)(v) shall be extended by the number of days elapsed from and including the date of the giving of such notice pursuant to Section 6(a)(iii) to and including the date on which each Selling Stockholder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(a)(ii).

          (g) Anything to the contrary contained herein notwithstanding, the Corporation may postpone filing any registration statement for a reasonable period (not to exceed 60 days in any 12 month period) if, in the reasonable judgment of the Board, such filing would require the disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or such filing would have an adverse effect on the Corporation.

          (h) Notwithstanding any other provisions of this Agreement, the Corporation is under no obligation to include in any registration statement any
(i) Shares for which a registration statement covering such Shares has been declared effective under the Securities Act and such Shares have been disposed of pursuant to such effective registration statement, (ii) Shares that have been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) Shares that have been otherwise transferred to a party that is not an affiliate of the Holder and new certificates for such Shares not bearing a legend restricting further transfer shall have been delivered by the Corporation, or (iv) Shares which, in the opinion of counsel to the Corporation, may be freely transferred by the holder thereof in the contemplated manner of distribution without registration under the Securities Act ("Freely Transferable
                                                             -------------------
Shares").
- - - ------

          SECTION 7.  Registration Expenses.  The Corporation shall pay all
                      ---------------------
Registration Expenses in connection with all registrations pursuant to Sections 4 and 5, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Securities pursuant to the registration statement; provided, however, that if a
                                                   --------  -------
registration statement pursuant to a Centre Holders Registration Request under
Section 5 does not become effective because of a refusal to proceed by the Centre Holders (other than for good cause, including based on market conditions), then such registration shall be deemed to have been effected by the Corporation for the purpose of determining the number of demand registrations available to the Centre Holders unless the Corporation is reimbursed in full for all Registration Expenses associated therewith; provided, however, that in no
                                                --------  -------
case shall any such registration that is deemed effected be considered the "first Centre Holders Registration Request" for any purposes but shall instead reduce the total number of registrations that may be made pursuant to Section 5.

          SECTION 8.  Indemnification.  In the event of the filing of any
                      ---------------
registration statement under the Securities Act with respect to the Securities pursuant to Section 4 or Section 5, the Corporation will indemnify and hold each Selling Stockholder and the directors, officers, general and limited partners and controlling persons (within the meaning of the Securities Act ("Controlling
                                                                    -----------
Persons")) of each such Selling Stockholder (each, a "Stockholder Indemnitee")
- - - -------                                               ----------------------
harmless from and against any losses, claims, damages or liabilities, joint or several, to which each such Stockholder Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Corporation to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse each such Stockholder Indemnitee for any legal or any other expenses reasonably incurred by such Stockholder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                          --------  -------
Corporation will not be liable to any Stockholder Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the

Corporation through an instrument duly executed by such Stockholder Indemnitee specifically for use in the preparation thereof or (ii) in any preliminary prospectus or any final prospectus later amended or supplemented if (A) such Stockholder Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (B) such delivery was required by the Securities Act and (C) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Stockholder Indemnitee and shall survive the transfer of such Securities.

          Each Holder of Securities agrees that if such Holder requests the inclusion of Securities in a registration, such Holder will execute, and the Corporation's obligation to take any action pursuant to Section 4 or Section 5 hereof is specifically conditioned on the Corporation's receipt of, an undertaking satisfactory to the Corporation to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Corporation, all other Holders of Securities and any underwriter of such offering, and their respective directors, officers, general and limited partners and Controlling Persons (each, an "Indemnitee"), with
                                                        ----------
respect to any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Holder of Securities specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or amendment or supplement; provided, however, that such Holder will not be liable in any such
            --------  -------
case to any Indemnitee to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or any final prospectus later amended or supplemented if (i) such Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (ii) such delivery was required by the Securities Act and (iii) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively; and further provided, however, that no indemnification liability shall exceed the amount
- - - --------  -------
received by such Holder in the relevant offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Indemnitee and shall survive the transfer of such securities.

          As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to
                   --------
so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to
         --------  -------
employ one counsel to represent such indemnified party and its officers, directors, general and limited partners and Controlling Persons if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided, further, that if, in the
                                    --------  -------
reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, such indemnified party shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect of such claim or litigation.

          Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Corporation and, at the Corporation's request, by each Selling Stockholder with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in the first two paragraphs of this Section 8 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in the third paragraph of this Section 8 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in respect to indemnification has not been given with respect to such action; provided, however, that the omission
                                            --------  -------
so to notify the indemnifying party shall not relieve the indemnifying party from liability which it may have to any indemnified party otherwise under this paragraph, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this paragraph to the contrary, no indemnifying party (other than the Corporation) shall be required pursuant to this paragraph to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

          SECTION 9.  Termination.  This Agreement may be terminated at any time
                      -----------
by an instrument in writing signed by the Corporation and Stockholders that own of record a majority of the outstanding Shares then held by the Stockholders, copies of which instrument shall be delivered to each Stockholder and to the Corporation; provided, however, that
             --------  -------
termination shall not be allowed without the prior written consent of Comcast so long as Comcast has outstanding Shares that are not Freely Transferrable Shares. This Agreement shall terminate on the earlier to occur of (a) the Sale of the Corporation or (b) ten years after the date hereof, unless, at any time within two years prior to such date, the Corporation and Stockholders that own of record a majority of the outstanding Shares then held by the Stockholders extend its duration for as many additional periods, each not to exceed ten years, as they may desire.

          SECTION 10.  Transfer Restriction.
                       --------------------

          (a) Each Stockholder agrees that it will not Transfer any of the Shares held by such Stockholder unless and until the same are registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available and until the Corporation shall have received a written opinion of legal counsel reasonably acceptable to the Corporation that the Transfer is in compliance with or exempt from the registration requirements of the Securities Act and any applicable state securities laws. Except for a purchaser of Freely Transferrable Shares, any transferee of Shares (a "Transferee") shall (i) take and hold such Shares
                         ----------
subject to this Agreement and to all the obligations and restrictions upon the Stockholder making such Transfer, (ii) observe and comply with this Agreement and with such obligations and restrictions, and (iii) as a condition of Transfer, execute and deliver to the Corporation an agreement (a "Joinder Agreement") in a form satisfactory to the Corporation, adopting all of the obligations and restrictions of this Agreement (upon execution and delivery thereof to the Corporation, such Transferee shall be deemed to have joined in this Agreement and to have become a party hereto and Schedule I hereto shall be amended to reflect the inclusion of such purchaser as a Stockholder hereunder).

          (b) No Stockholder may Transfer any Shares prior to (i) the effectiveness of the registration statement for Common Stock made pursuant to the first Centre Holders Registration Request other than the Centre Holders, Hawkins and Comcast and (ii) the expiration of the period, if applicable, referenced to in Section 6(d) other than pursuant to gifts or pursuant to transfers to (or to a trust exclusively for the benefit of) a member of the family of such Stockholder or his successors, provided the donee or transferee agrees in writing to be bound by the terms of this Agreement in the same manner as if it were originally a party hereto.

          SECTION 11.  Legend.  Each Stockholder acknowledges the Corporation
                       ------
shall have the right, upon advice of its counsel, from time to time to cause each certificate representing Shares to bear all or part of the following legend:

               "NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES AND 'BLUE SKY' LAWS, OR (B) IF THE CORPORATION HAS PREVIOUSLY BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND SUCH STATE SECURITIES AND 'BLUE SKY' LAWS. THE RIGHTS OF THE HOLDER OF THESE SECURITIES IN RESPECT OF THE ELECTION AND REMOVAL OF DIRECTORS AND OTHERWISE RELATING TO VOTING RIGHTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF May 10, 1996, COPIES OF WHICH STOCKHOLDERS' AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE CORPORATION."

          SECTION 12.  Effective Date.  This Agreement shall become effective
                       --------------
upon the Effective Date; provided, however, that this Agreement shall terminate
                         --------  -------
and have no further force and effect if the Effective Date shall not have occurred or the Offering shall have been abandoned by the Corporation on or prior to November 30, 1996.

          SECTION 13.  Severability; Governing Law.  If any provision of this
                       ---------------------------
Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

          SECTION 14.  Benefits of Agreement.  This Agreement shall be binding
                       ---------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs; this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person. The rights and obligations of the Stockholders hereunder shall not be assignable.

          SECTION 15.  Notices.  All notices and communications to be given or
                       -------
to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, return receipt requested, or by a recognized national courier service, postage or charges prepaid, addressed to:

               (a)  If to the Corporation:

               Muzak, Inc.
               2901 Third Avenue, Suite 400
               Seattle, Washington  98121
               Attention:  John R. Jester, President

          with a copy to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, NY 10153

               Attention:  Norman D. Chirite, Esq.

          and to:

               Heller, Ehrman, White & McAuliffe
               701- 5th Avenue
               Suite 6100
               Seattle, Washington  98104

               Attention:  Louisa Barash, Esq.


               (b)  If to the Centre Holders:

               Centre Partners L.P.
               30 Rockefeller Plaza, Suite 5050

               New York, New York 10020

               Attention:  Bruce G. Pollack


               (c)  If to the Comcast:

               Comcast Sound Communications, Inc.
               1500 Market Street
               Philadelphia, PA 19102

               Attention: Robert Pick


          (d) If to any other Stockholder, to such Stockholder's address as it appears on the stock books of the Corporation or such other address as may be designated in writing by the addressee to the addressor.

          All such notices and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of mailing, on the third business day following such mailing if sent by registered or certified mail, return receipt requested, postage prepaid, and if sent otherwise, upon receipt, or (c) in the case of delivery by a courier service, on the date of confirmation of delivery, except notices of change of address which shall only be effective upon receipt.

          SECTION 16.  Modification.  Except as provided in Section 12 or
                       ------------
otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed or terminated except by an instrument in writing signed by the Corporation and Stockholders owning of record at least a majority of the outstanding Shares then held by each of (i) the Centre Holders and (ii) the Management Investors, in which event such amendment or modification shall be binding upon all Stockholders in accordance with its terms; provided, however,
                                                            --------  -------
that no such modification may limit the right of Comcast or Hawkins to dispose of its or his Shares pursuant to the terms of this Agreement without the consent of such Stockholder so long as such Stockholder has outstanding Shares that are not Freely Transferrable Shares. This Agreement shall automatically be deemed amended to add, as a party hereto, any Person (i) who, after the date hereof, executes a Joinder Agreement under Section 10(a) or otherwise acquires Shares from a Stockholder, other than Freely Transferrable Shares, or (ii) who exercises an option to purchase Common Stock pursuant to the Corporation's Senior Management Stock Option Plan (and such person shall be deemed a "Stockholder") and to delete any Person who no longer owns any Shares (and such Person shall thereafter not be deemed a "Stockholder").

          SECTION 17.  Captions and References to Sections.  The captions herein
                       -----------------------------------
are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.
Sections mentioned by number only are the respective sections of this Agreement.

          SECTION 18.  Availability of Equitable Remedies.  Each Stockholder
                       ----------------------------------
acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

          SECTION 19.  Entire Agreement.  This Agreement and the Certificate of
                       ----------------
Incorporation and the By-Laws of the Corporation set forth the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in this Agreement and the Certificate of Incorporation and By-Laws of the Corporation.

          SECTION 20.  Waiver.  Any waiver by any party of a breach of any
                       ------
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

          SECTION 21.  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective and binding upon each proposed party hereto upon the execution and delivery of a counterpart hereof by such party.

                  [Signature page to Stockholders' Agreement]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                         MUZAK, INC.

                         By:  /s/ John R. Jester
                              -----------------------
                              Title: President

                         MLP HOLDINGS L.P.
                         By:  Centre Partners L.P.,
                              General Partner

                             By: Park Road Corporation
                               General Partner

                             By:  /s/ Robert Bergmann
                                  -----------------------
                                  Title: Vice President

                         CENTRE PARTNERS L.P.
                         By:  Park Road Corporation
                              General Partner

                              By:  /s/ Robert Bergmann
                                   -----------------------
                                   Title: Vice President


                         COMCAST SOUND COMMUNICATIONS, INC.

                         By:  /s/ Robert S. Pick
                              -----------------------
                              Title: Vice President


                         COMCAST SOUND COMMUNICATIONS, INC.

                         By:  /s/ Robert S. Pick
                              -----------------------
                              Title: Vice President

                  [Signature page to Stockholders' Agreement]

/s/ John A. Hawkins           /s/ John R. Jester
- - - ---------------------         -------------------------
John A. Hawkins               John R. Jester

/s/ James F. Harrison         /s/ Kirk Collamer
- - - ---------------------         -------------------------
James F. Harrison             Kirk Collamer

/s/ Wallace R. Borgeson       /s/ Bruce B. Funkhouser
- - - ---------------------         -------------------------
Wallace R. Borgeson           Bruce B. Funkhouser

/s/ L. Dale Stewart           /s/ Thomas J. Gentry
- - - ---------------------         -------------------------
L. Dale Stewart               Thomas J. Gentry

/s/ John A. Neal              /s/ Jack D. Craig
- - - ---------------------         -------------------------
John A. Neal                  Jack D. Craig

/s/ Richard Chaffee           /s/ Roger Fairchild
- - - ---------------------         -------------------------
Richard Chaffee               Roger Fairchild

/s/ James G. Henderson        /s/ Susan P. Chetwin
- - - ---------------------         -------------------------
James G. Henderson            Susan P. Chetwin

/s/ Robert E. Crowe           /s/ Dino J. DeRose
- - - ---------------------         -------------------------
Robert E. Crowe               Dino J. DeRose

/s/ Daniel Lee Hart           /s/ Steven Tracy
- - - ---------------------         -------------------------
Daniel Lee Hart               Steven Tracy

                     SCHEDULE I to Stockholders' Agreement



                                                         Number of
                                                          Shares of
Stockholder                                             Common Stock
- - - -----------                                           ---------------
MLP Holdings L.P.                                       5,226,404
Centre Partners L.P.                                       19,881
Comcast Sound Communications(1)                            250,871
John A. Hawkins                                            14,410
Management
John R. Jester                                            157,493
James F. Harrison                                          93,148
Kirk Collamer                                              25,738
Wallace R. Borgeson                                        42,897
Bruce B. Funkhouser                                        44,122
L. Dale Stewart                                            68,022
Thomas J. Gentry                                           68,022
John A. Neal                                               75,070
Jack D. Craig                                              69,248
Richard Chaffee                                            56,379
Roger Fairchild                                             4,290
J. Gary Henderson                                          47,800
Susan P. Chetwin                                           12,256
Robert E. Crowe                                            42,897
Dino J. DeRose                                             28,312
Daniel Lee Hart                                            21,448
Steven Tracy                                               10,724
                                                        ---------
  Subtotal Management                                     867,866
                                                        ---------
Total                                                   6,379,432
                                                        =========

1) Includes Shares held by Comscast Sound Communications, Inc., a Colorado corporation and Comcast Sound Communications, Inc., an Illinois corporation.